EXHIBIT 10.6




                          FACTSET RESEARCH CORPORATION
                               STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is made this           day of              199  by and
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between FactSet Research Corporation a Delaware corporation ("Company"), and
                       ("Grantee"), a resident of the State of                .
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     Grantee is employed by Company or one of its subsidiaries. By granting this incentive stock option to Grantee, Company desires to carry out the purpose of the FactSet Research Corporation 1994 Stock Option Plan (the "Plan"), a copy of which together with a copy of the Plan's prospectus, if any, have been or are being furnished Grantee. Unless otherwise specified, all capitalized terms in this Agreement have the same meaning as have such terms in the Plan.

     Company and Grantee hereby covenant and agree as follows:

     1.   Grant. Effective            , 199   ("Grant Date"), Company grants
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to Grantee an incentive stock option to purchase       shares (the "Shares") of
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Company's common stock, par value $1.00 per share (the "Stock"), at a price of
$      per share (the "Option Price"), subject to all of the terms, conditions,
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and restriction of this Agreement and the Plan. The Option Price shall not be less than 100% of the Fair Market Value of Stock on the Grant Date or, in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on Grant Date.

     2.   Exercise - Options
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          (a)  In General. Subject to the provisions of Section 7.4 and Section
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7.5 of the Plan, this option may be exercised, in whole or in part, as follows:


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                                             PERCENTAGE OF SHARES
   YEARS AFTER GRANT DATE                       EXERCISABLE(1)
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less than one year                                    0%

one year but less than two years                     20%

two years but less than three years                  40%

three years but less than four years                 60%

four years but less than five years                  80%

five years or more                                  100%


          (b)  Effects of a Change of Control. Notwithstanding any other
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provisions of the Plan or this Agreement, upon the occurrence of a Change of
Control or an initial public offering of Stock by the Company, the Committee may in its sole discretion make a determination that (i) all Options granted under the Plan to a Grantee which have not been exercised or which have not expired by their terms shall immediately be fully exercisable for the remainder of their respective terms or (ii) such options be immediately terminated in which case the Grantee will be paid an amount in cash in respect of each option equal to the difference between the fair market value of a share of Stock and the exercise price of such Option.

          (c)  Procedures. Each exercise shall be for an integral multiple of
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the Shares or all Shares then subject to this Agreement. Exercise shall be made by delivery to Company of written notice of intent to purchase a specific number of Shares. The Option Price of such Shares shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in:

          (i)   cash,

          (ii) Stock valued at its Fair Market Value on the business day next preceding the date of exercise, or

          (iii) any combination thereof.

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     (1)Or such other exercisability schedule or criteria as the Committee shall determine if the Plan so permits. See Section 7.1 of the Plan.


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     Any shares of Stock to be used for payment of the Option Price shall be represented by stock certificates duly endorsed for transfer.

     3.   Disqualifying Disposition. Grantee shall notify the Committee of any
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disposition of Stock issued pursuant to the exercise of this Option under the circumstances described in Section 421(b) of the Internal Revenue Code (relating to certain disqualifying dispositions), within 10 days of such disposition and Grantee shall remit to the Company the amount of any taxes required to be withheld because of such disqualifying disposition.

     4.   Tax Withholding.
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     (a)  Mandatory Withholding Taxes. If any applicable taxes are required
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to be withheld at the time of grant or exercise of this option, the Grantee (i)
agrees to pay to the Company, or (ii) agrees to have withheld from compensation otherwise due to Grantee or, in accordance with Section 4(b), from any shares of Stock due to the Grantee under the Plan, the amount of any such taxes, including United States, state, and local, required to be withheld or collected in respect to the grant or exercise of this option as is determined by the Company. The Grantee's tax withholding liability may be satisfied by a combination of the methods described in clauses (i) and (ii) of this Section 4(a).

     (b)  Elective Share Withholding. The Grantee may elect the withholding
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by the Company of a portion of the Shares purchased upon exercise having a Fair
Market Value equal to the minimum amount necessary to satisfy the Grantee's required United States, state and local withholding tax liability attributable to the Taxable Event, or, with prior approval of the Committee, a greater amount not to exceed the Grantee's tax liability with respect to the Taxable Event.

          An election by the Grantee to have Shares withheld will be subject to the following restrictions:

     (a)  the Committee may disapprove the election at any time;

     (b) the election must be made prior to the date that the amount of tax to be withheld is determined (the "Tax Date");

     (c)  the election will be irrevocable;

     (d) if the Grantee is a Section 16 Grantee, the Grantee's election may not be made within six months after the Grant Date (except that this limitation will not apply in the event the death or Disability of the Grantee occurs prior to the expiration of the six-month period), and

     (e) if the Grantee is a Section 16 Grantee, the Grantee's election must be made either at least six months before the Tax Date or during the ten business day period beginning on the third business day after the release of the Company's quarterly or annual summary statement of sales and earnings.




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     5.   No Right to Employment. No obligation of Company (or its subsidiaries)
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as to Grantee's continued employment or length of Grantee's employment shall be implied by the term of this Agreement or the Plan, and Company and its subsidiaries reserve the same rights to terminate the employment of Grantee as existed before the date of this Agreement.

     6.   Noncompetition. During the period of Grantee's employment and for two
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years thereafter or, if longer, such period as Grantee shall own Stock acquired pursuant to the exercise of an Option, Grantee shall not, directly or indirectly, own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm corporation which is similar to or competes with a principal business of Company or its Subsidiaries (a "Competitive Activity"). For these purposes, Grantee's ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be competition with Company or its Subsidiaries.

     If Grantee shall engage in a Competitive Activity, as determined by the Committee in good faith, (a) all Options then held by Grantee shall expire as of the date that Grantee first engaged in such Competitive Activity, (b) Company shall have the right to acquire any shares of Stock then owned by Grantee as the result of the exercise of an Option at a price equal to the lesser of (i) the Fair Market Value of such shares or (ii) the aggregate exercise price paid therefore by Grantee, and (c) Company shall have the right to require Grantee to return to Company any other gain (whether or not realized) Grantee had on the exercise of any Options granted under the Plan (that is, the amount by which, at the time of the exercise of any Option, the Fair Market Value of the shares to be received was greater than the aggregate exercise price paid therefor by Grantee).

     7.   Term. The options granted by this Agreement shall expire 10 years from
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Grant Date (5 years, in the case of a 10% Owner), subject to earlier expiration as provided in the Plan, including expiration upon Grantee's Termination of Employment as provided in Section 7.5 of the Plan.

     8.   Adjustment. The aggregate numbers of shares of Stock available under
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the Plan, the numbers of Shares covered by this Agreement, and the Option Price of the Agreement shall be equitably adjusted as determined by the Committee to reflect any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization, or similar event, of or by Company, provided, however, no fractional shares shall be issued by Company and any adjustment resulting in a fractional share shall be reduced by the previous whole number.

     9.   Nontransferability. The option is nonassignable and nontransferable
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other than by will or the laws of descent and distribution, and is exercisable, during Grantee's lifetime, only by Grantee.

     10.  Stockholder Rights. Grantee shall not have any rights a stockholder of
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Company with respect to the shares of Stock which may be deliverable pursuant to this Agreement.

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until such shares have been delivered to Grantee. As a condition of exercise,
Grantee will be required to execute a stockholder agreement if any such agreements are then in effect with respect to the Stock.

     11.  The Plan and Amendments. The option granted under this Agreement shall
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be subject to the Plan as it may be amended from time to time, provided that no amendment adopted after Grant Date that would decrease any of Grantee's rights with respect to the option shall be effective for purposes of the option.

     12.  No Illegal Transactions. Notwithstanding the foregoing, Grantee shall
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not be entitled to exercise an option or receive the benefits thereof, and
Company shall not deliver any Stock or pay benefits to a Grantee if such exercise, delivery, receipt or payment benefits would constitute a violation by Grantee or Company of any provision of any law or regulation of any governmental authority which may be applicable to the Plan or this Agreement.

     13.  Controlling Law. The laws of the State of Connecticut, except its laws
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with respect to choice of laws, shall be controlling in all matters relating to this Agreement and the option granted hereunder.

     IN WITNESS WHEREOF, Company and Grantee have executed this Agreement as of the day and year first above written.


                                        FACTSET RESEARCH CORPORATION




                                        By:
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                                            Its:
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                                        Grantee









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